UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): March 2, 2021

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of PHX Minerals Inc. (the “Company”) held on March 2, 2021 (the “2021 Annual Meeting”), the Company’s stockholders approved the PHX Minerals Inc. 2021 Long-Term Incentive Plan (the “Plan”). The Plan provides for the grant of stock options, bonus stock awards, stock appreciation rights, phantom stock awards, restricted stock awards, restricted stock unit awards, performance awards, and other stock or performance-based awards. The employees, consultants and non-employee directors of the Company and its affiliates are eligible to participate in the Plan.

A detailed description of the Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 21, 2021 (the “2021 Proxy Statement”). The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2021 Annual Meeting, the Company’s stockholders voted on and approved a proposal to amend the Company’s Certificate of Incorporation to increase the total number of shares of capital stock which the Company has the authority to issue from 24,000,500 shares to 36,000,500 shares.

On March 3, 2021, following the approval of the proposal to amend the Company’s Certificate of Incorporation by the Company’s stockholders at the 2021 Annual Meeting, the Company filed the Amended and Restated Certificate of Incorporation of PHX Minerals Inc. (the “Amended and Restated Certificate”) with the Secretary of State of Oklahoma.

A description of the Amended and Restated Certificate is set forth in the 2021 Proxy Statement. The description of the Amended and Restated Certificate is qualified in its entirety by reference to the full text of the Amended and Restated Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting by live audio-only webcast.  Based on the record date of January 4, 2021, there were 22,389,194 shares of Class A Common Stock, par value $0.01666 (“Common Stock”) outstanding and entitled to vote at the 2021 Annual Meeting, of which 16,726,602 shares, or approximately 75% of the Company’s Common Stock issued and outstanding, were represented either in person or by proxy.

At the 2021 Annual Meeting, the Company’s stockholders voted on the following proposals, detailed descriptions of which are contained in the 2021 Proxy Statement:

(1)	Election of Lee M. Canaan, Peter B. Delaney, and Glen A. Brown to serve as directors for three-year terms ending on the date of the Company’s Annual Meeting of Stockholders in 2024.
(2)	Advisory vote to approve the compensation of the Company’s named executive officers.
(3)	Ratification of selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ended September 30, 2021.

(4)

Approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the authorized number of shares of the Company’s Common Stock from 24,000,500 shares to 36,000,500 shares.

(5)	Approval of the PHX Minerals Inc. 2021 Long-Term Incentive Plan.

All proposals were approved by the Company’s stockholders. The following tables provide the results of each voting proposal:

Proposal #1 – Election of three directors for a term of three years:

For	Withhold	Broker Non-Votes
Lee M. Canaan	13,029,363	273,717	3,423,522
Peter B. Delaney	12,340,773	962,307	3,423,522
Glen A. Brown	9,373,148	3,929,932	3,423,522
Proposal #2 – Advisory vote to approve the compensation of the Company’s named executive officers:
For	Against	Abstentions	Broker Non-Votes
Totals	12,665,482	521,826	115,772	3,423,522

Proposal #3 – Ratification of the selection and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021:
	For	Against	Abstentions	Broker Non-Votes
Totals	16,605,691	60,702	60,209	-

Proposal #4 – Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 24,000,500 shares to 36,000,500 shares:

	For	Against	Abstentions	Broker Non-Votes
Totals	15,972,708	660,499	93,395	-

Proposal #5 –Approval of the PHX Minerals Inc. 2021 Long-Term Incentive Plan.
	For	Against	Abstentions	Broker Non-Votes
Totals	12,737,274	465,979	99,827	3,423,522

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1*	Amended and Restated Certificate of Incorporation.
10.1*	PHX Minerals Inc. 2021 Long-Term Incentive Plan.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX Minerals Inc.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	March 8, 2021